Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 14, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in NeuroMetrix, Inc’s Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the incorporation by reference of our report dated May 4, 2007, except for Note 3 as to which the date is October 9, 2007, Note 20 as to which the dates are September 21, 2007 and October 25, 2007 and Note 21 as to which the date is October 31, 2007 relating to the consolidated financial statements of EyeTel Imaging, Inc., which appears in the Current Report on Form 8-K/A of NeuroMetrix, Inc. filed on March 7, 2008. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 12, 2008